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                                                               EXHIBIT (d)(2)(L)


                             SUB-ADVISORY AGREEMENT


         SUB-ADVISORY AGREEMENT (this "Agreement") made as of [DATE] by and between LSA Asset Management LLC, a Delaware limited liability company (the "Manager"), and A I M Capital Management Inc, a Texas corporation (the "Adviser").


         WHEREAS, the Manager is registered with the Securities and Exchange Commission (the "SEC") as an investment adviser under the Investment Advisers Act of 1940, and the rules and regulations thereunder, as amended from time to time (the "Advisers Act"); and


         WHEREAS, LSA Variable Series Trust is a Delaware business trust (the "Trust") registered with the SEC as an open-end management investment company under the Investment Company Act of 1940, and the rules and regulations thereunder, as amended from time to time (the "1940 Act"); and


         WHEREAS, the Trust is authorized to issue shares of beneficial interest in one or more investment portfolios, which are offered for sale exclusively to separate accounts of life insurance companies as funding options under variable life insurance and variable annuity contracts, and


         WHEREAS, the Trust has appointed the Manager to serve as the investment manager for one or more of the Trust's investment portfolios pursuant to a Management Agreement, dated October 1, 1999 (the "Management Agreement") as annually approved by the Board of Trustees of the Trust (the "Trustees"); and


         WHEREAS, the Trust and the Manager have obtained, among other relief, an exemption from Section 15(a) of the 1940 Act, pursuant to an order, dated October 4, 1999, of the SEC, permitting the Manager, subject to certain conditions, to enter into and materially amend sub-advisory agreements without shareholder approval; and

         WHEREAS, the Management Agreement authorizes the Manager to select and contract with other investment advisers to manage the investments and determine the composition of the assets of LSA Blue Chip, an investment portfolio of the Trust (the "Fund") in the manner and on the terms and conditions set forth in the Management Agreement, subject to the general supervision of the Trustees; and

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         WHEREAS, the Adviser is registered with the SEC as an investment adviser under the Advisers Act; and


         WHEREAS, the Manager desires to retain the Adviser to furnish investment management services with respect to the Fund, and the Adviser desires to furnish such services in the manner and on the terms and conditions set forth in this Agreement.


         NOW THEREFORE, in consideration of the premises and the promises and mutual covenants herein contained, the Manager and the Adviser agree as follows:

1. APPOINTMENT. The Manager hereby appoints the Adviser to serve as an investment adviser for the Fund, in the manner and on the terms and conditions set forth in this Agreement. Upon approval by the Trustees, the Adviser accepts its appointment as investment adviser and agrees to furnish the services herein set forth for the compensation herein provided.

2.       SUB-ADVISORY SERVICES.

         (a) The Adviser shall, subject to the supervision of the Manager and the Trustees, and in cooperation with any custodian and administrator appointed by the Manager performing the duties of a custodian (the "Custodian"), and administrator (the "Administrator") manage the investment and reinvestment of the assets of the Fund. The Adviser shall manage the Fund in conformity with the following guidelines (collectively, the "Investment Guidelines"):

                 i) The investment objective, policies and restrictions of the Fund as set forth in the Fund's then-current registration statement, as filed with the SEC from time to time; and

                 ii) Any procedures, policies or guidelines established by the Manager or the Trustees and furnished in writing to the Adviser; and

                 iii) The provisions of Subchapter M of the Internal Revenue Code of 1986, and the rules and regulations thereunder, as amended from time to time (the "Code"), and

                 iv) Other applicable provisions of the Code, including, without limitation, the diversification requirements under Section 817(h) of the Code; and

                 v) The provisions of the 1940 Act and all other applicable federal and state laws and regulations.


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         Until the Manager shall deliver to the Adviser in writing any supplements, amendments, updates or changes pertaining to the Investment Guidelines, the Adviser shall be fully protected in relying on the Investment Guidelines as most recently furnished to the Adviser by the Manager.


         Subject to the foregoing, the Adviser is authorized, in its discretion and without prior consultation with the Manager, to buy, sell, lend and otherwise trade in any stocks, bonds and other securities and investment instruments on behalf of the Fund, without regard to the length of time the securities have been held and the resulting rate of portfolio turnover or any tax considerations, and the majority or the whole of the Fund may be invested in such proportions of stocks, bonds, other securities or investment instruments, or cash, as the Adviser shall, in its best judgment, determine. Notwithstanding any provisions of this Section 2(a) to the contrary, the Adviser shall, upon written instructions from the Manager, effect such portfolio transactions for the Fund as the Manager shall determine are necessary or appropriate in order for the Fund to comply with the above enumerated requirements. The Adviser shall not be liable for any failure to recommend the purchase or sale of any security on behalf of the Fund which would, in the Adviser's opinion, constitute a violation of any federal or state laws, rules or regulations.


         The Adviser shall furnish the Manager, the Custodian, and the Administrator, as appropriate, with monthly, quarterly and annual reports concerning transactions, performance, and management of the Fund in such form as the Manager may reasonably request to assure comparability with other information provided to the Trustees, and agrees to review the Fund and discuss the management of the Fund with representatives or agents of the Manager, or the Administrator, at their reasonable request. The Adviser shall permit access to all books and records with respect to the Fund during normal business hours, on reasonable notice. The Adviser shall also provide the Manager, or the Administrator, with such other information and reports pertaining to the Adviser's performance of its duties hereunder as the Manager or the Administrator may reasonably request from time to time. The Adviser shall make a portfolio manager of the Fund available for a presentation to the Trustees at a meeting of the Trustees at least annually, as well as at such other meetings as may be reasonably requested by the Manager and agreed to by the Adviser.

         (b) The Adviser shall make available to the Manager, promptly upon request, any of the Fund's investment records and ledgers as are necessary to assist the Manager to comply with the requirements of the 1940 Act and the Advisers Act, as well as other applicable laws and regulations, and will furnish to regulatory authorities having the requisite authority any information or reports relating to its services under this Agreement that may be requested in order to ascertain whether the Fund is being managed in a manner consistent with applicable laws and regulations provided, however, that (i) the Adviser shall only be required to maintain and preserve such records or ledgers related to the Fund's transactions as required under the 1940 Act, and other applicable laws and regulations; and (ii) the Manager shall maintain and preserve all records not related to the Fund's transactions as required under the 1940 Act, and other applicable laws and regulations.


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         (c)     The Advisers shall, in connection with the purchase and sale of securities for the Fund, arrange for the transmission to the Custodian, on a daily basis, such confirmations, trade tickets, and other documents and information including, but not limited to, CUSIP, Sedol, or other numbers that identify securities to be purchased or sold on behalf of the Fund, as may be reasonably necessary to enable the Custodian to perform its responsibilities with respect to the Fund, and, with respect to portfolio securities to be purchased or sold through the Depository Trust Company, will arrange for the automatic transmission of the confirmation of such trades to the Custodian.

         (d) The Adviser shall prepare and file any schedule or notification required by Regulation 13D-G under the Securities Exchange Act of 1934, as amended, and shall provide certification with regard to any securities eligible for passive foreign investment credits.

         (e) The Adviser shall review all proxy solicitation materials and be responsible for voting and handling all proxies in relation to the securities held by the Fund. The Manager and the Adviser shall instruct the Custodian, the Administrator and other parties providing services to the Fund to promptly forward misdirected proxy materials to the Adviser.

         (f) The Manager shall perform quarterly and annual tax compliance tests to ensure that the Fund is in compliance with each of Subchapter M and
Section 817(h) of the Code. In connection with such compliance tests, the Manager shall prepare and provide reports to the Adviser within ten (10) business days of a calendar quarter end relating to the diversification of the Fund under each of Subchapter M and Section 817(h) of the Code. The Adviser shall promptly review such reports for purposes of determining compliance with such diversification requirements. If it is determined that the Fund is not in compliance with the requirements noted above, the Adviser, in consultation with the Manager, will take prompt action to bring the Fund back into compliance within the time permitted under the Code.

         (g) The Manager agrees to provide or complete, as the case may be, the following prior to the commencement of the Adviser's investment advisory services as specified under this Agreement:

                 (i) A list of first tier affiliates and second tier affiliates (i.e., affiliates of affiliates) of the Fund;

                 (ii) A list of restricted securities for the Fund (including CUSIP, Sedol or other appropriate security identification);


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                 (iii) Establish futures and give-up agreements with the list of brokers provided to the Manager by the Adviser in writing in a letter dated May 3, 2001;

                 (iv)  A copy of the Fund's current compliance procedures.

3. FUND TRANSACTIONS. In connection with purchases or sales of portfolio securities for the account of the Fund, neither the Adviser nor any of its partners, officers, employees or affiliates will act as a principal, except as otherwise permitted by law. The Adviser or its agents will arrange for the placing of orders for the purchase and sale of portfolio securities for the account of the Fund with brokers or dealers selected by the Adviser. In the selection of such brokers or dealers, and the placing of such orders, the Adviser is directed at all times to seek for the Fund the most favorable execution and net price available, in compliance of Section 28(e) of the Securities Exchange Act of 1934 and Regulation FD under that Act. It is also understood that it is desirable for the Fund that the Adviser have access to supplemental investment and market research and security and economic analyses provided by brokers who may execute brokerage transactions at a higher cost to the Fund than may result when allocating brokerage to other brokers on the basis of seeking the most favorable price and efficient execution. Therefore, the Adviser is authorized to consider such services provided to the Fund and other accounts over which the Adviser or any of its affiliates exercises investment discretion and to place orders for the purchase and sale of securities for the Fund with such brokers, subject to review by the Manager from time to time with respect to the extent and continuation of this practice. It is understood that the services provided by such brokers may be useful to the Adviser in connection with its services to other clients. The Adviser may, on occasions when it deems the purchase or sale of a security to be in the best interests of the Fund as well as its other clients, aggregate, to the extent permitted by applicable laws and rules, the securities to be sold or purchased in order to obtain the most favorable execution and net price. In such event, allocation of the securities so purchased or sold, as well as the expenses incurred in the transaction, will be made by the Adviser in the manner it considers to be the most equitable and consistent with its obligations to the Fund and to such other clients. The Adviser is not, however, required to aggregate securities orders.

4.       BOOKS AND RECORDS.

         (a) To the extent they relate to the Adviser's management of the Fund, the Adviser shall, on behalf of the Trust, maintain and keep current, and preserve in the form and for the periods required by Rule 31a-2 under the 1940 Act, all books, accounts, and other documents relating to the assets and investments of the Fund for which the Adviser has responsibility and that the Trust is required by Rule 31a-1 under the 1940 Act to so maintain and keep. In accordance with Rule 31a-3 under the 1940 Act, the Adviser agrees that such records are the property of the Trust, and the Adviser shall promptly surrender such records to the Manager upon the Manager's or Trust's request; provided, however, that the Adviser may, at its own


                                       5

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expense, make and retain a copy of such records, subject to the provisions of
Section 18 of this Agreement.

         (b) The Adviser shall maintain, and preserve in the form and for the periods required by Rule 204-2 under the Advisers Act, such accounts, books and other documents relating to the Adviser's services under this Agreement as are required to be maintained by that rule.

5. ADVISER'S DISCLOSURE. The Manager has received a current copy of the Adviser's Investment Adviser Registration on Form ADV, as filed with the SEC. The Adviser agrees to provide the Manager with current copies of the Adviser's Form ADV, and any supplements or amendments thereto, as filed with the SEC, and such other current documents as may reasonably be requested by the Manager.

6. COMPLIANCE. The Adviser agrees that it shall promptly notify the Manager in the event that the SEC has censured the Adviser; placed limitations upon its activities, functions or operations; suspended or revoked its registration as an investment adviser; or has commenced proceedings or an investigation that may result in any of those actions. The Adviser further agrees to promptly notify the Manager of any material fact known to the Adviser respecting or relating to the Adviser that is not contained in the Adviser's Form ADV, or any supplement or amendment thereto, or of any statement contained therein that becomes untrue in any material respect.

7. CHANGE IN ADVISORY PERSONNEL. The Adviser shall promptly notify the Manager of any change made by the Adviser of the portfolio manager or managers of the Fund, for making investment decisions in relation to the Fund or who have been authorized to give instructions to the Custodian or the Administrator. The Adviser shall be responsible for any expenses incurred by the Manager or the Trust to amend or supplement any registration statement to reflect such a change in personnel or otherwise to comply with the 1940 Act, the Securities Act of 1933, as amended (the "Securities Act"), or any other applicable law or regulation, as a result of such a change in personnel; provided, however, that the Adviser shall not be responsible for any such expenses where the change in personnel results from the termination of employment of such personnel or is the result of a request by the Manager or Trustees, or is due to other circumstances beyond the Adviser's control, or if the change coincides with the Trust's annual update of its registration statement under the Securities Act. The Manager agrees to notify the Adviser at least 30 days prior to filing any amendment or update to the Fund's registration statement.

8. USE OF CERTAIN INFORMATION. The Adviser shall not use any information relating to the Manager, the Fund, or to any life insurance company or separate account thereof that is a shareholder of the Trust, other than as expressly permitted under this Agreement, unless such information and its proposed use have been submitted to the Manager for approval prior to use


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and the Manager does not reasonably object in writing to such use within ten
(10) business days after receiving such materials or unless such information is generally known.

9. COMPENSATION. For the services provided, the Manager will pay the Adviser a fee accrued and computed daily and payable monthly in arrears, based on the aggregate average daily net assets of the Fund at the following annual rate: .55% of the first $500 million, and .50% on amounts in excess of $500 million. For the purpose of accruing compensation, the net assets of the Fund will be determined in the manner provided for in the then-current prospectus of the Trust.

10. EXPENSES. Except for expenses specifically assumed or agreed to be paid by the Adviser pursuant hereto, the Adviser shall not be liable for any expenses of the Manager, the Trust or any Fund, including, without limitation, (i) interest and taxes, (ii) brokerage commissions and other costs in connection with the purchase or sale of securities or other investment instruments with respect to the Fund, (iii) Custodian and Administrator fees and expenses, (iv) investment advisory fees and (v) fees for any pricing services. The Adviser will pay its own expenses incurred in furnishing the services to be provided by it pursuant to this Agreement.

11. SERVICES NOT EXCLUSIVE. It is understood that the services of the Adviser are not exclusive, and nothing in this Agreement shall prevent the Adviser (or its affiliates) from providing similar services to other clients, or from engaging in other activities.

12. INDEPENDENT CONTRACTOR. The Adviser shall for all purposes herein be deemed to be an independent contractor and shall, unless otherwise expressly provided herein or authorized by the Manager from time to time, have no authority to act for or represent the Manager in any way or otherwise be deemed its agent.

13. COOPERATION. Each party to this Agreement agrees to cooperate with each other party and with all appropriate governmental authorities having the requisite jurisdiction (including, but not limited to, the SEC and state regulatory authorities) in connection with any investigation or inquiry relating to this Agreement.

14.       REPRESENTATIONS AND WARRANTIES.

          (a) Each party hereto represents and warrants to the other party hereto that it:

                  i) is a duly registered investment adviser under the Advisers Act and a duly registered investment adviser in all jurisdictions in which it is required to be so


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registered, and will continue to be so registered for so long as this Agreement remains in effect; and

                  ii) has the authority to enter into this Agreement and to perform its obligations under this Agreement.

          (b) The Adviser represents and warrants to the Manager that, to the best of its knowledge:

                  i) The computer systems, software, hardware or equipment under its control and maintained in the course of performing its services under this Agreement, shall operate, without error, and, as necessary, shall accurately process all data which involve, in any way or manner, calendar year date dependencies or considerations.

                  ii) The software utilized in the course of performing its services under this Agreement ("Software") contains no hidden files, viruses or contaminants; will not replicate, transmit, or activate itself without control of a person operating the computing equipment on which it resides; will not access, alter, damage, erase, or otherwise interfere with, the Software or any computer data or programs without control of a person operating the computing equipment on which it resides; and contains no key, node lock, time-out or other function, whether implemented by electronic, mechanical or other means, which could restrict use or access to the Software without the consent of the computer user.

15. LIABILITY. Except as provided in Section 16 and as may otherwise be required by applicable law, the Manager agrees that the Adviser, its officers, directors and employees, any affiliated person of the Adviser, and each person, if any, who controls the Adviser within the meaning of Section 15 of the Securities Act, shall not be liable for, or subject to any losses, claims, damages, liabilities or expenses in connection with any act or omission connected with or arising out of any services rendered under this Agreement, except by reason of wilful misconduct, bad faith, or gross negligence in the performance of the Adviser's duties, or by reason of reckless disregard of the Adviser's obligations and duties under this Agreement.

16.      INDEMNIFICATION.

         (a) The Adviser shall indemnify and hold harmless the Manager and the Trust, and each trustee, director, manager, officer, employee or agent of the Manager and the Trust, and each person, if any, who controls the Manager and the Trust within the meaning of Section 15 of the Securities Act (collectively, the "Indemnified Parties" for purposes of this Section 16(a)) against any and all losses, claims, damages, liabilities or expenses (including reasonable


                                       8

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attorneys' fees and amounts paid in settlement with the written consent of the
Adviser) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon:

              i) Any wilful misconduct, bad faith, or gross negligence by the Adviser in the performance of its obligations or services under this Agreement or the Adviser's reckless disregard of its obligations or services under this Agreement; or

              ii) Any untrue statement or alleged untrue statement of a material fact contained in any registration statement, prospectus, statement of additional information, proxy statement, advertisement, sales literature, or other material relating to the Fund, or the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statement or statements therein not misleading, to the extent that such statement was provided in writing by the Adviser or such omission was made in reliance upon a written statement furnished by the Adviser to the Manager or the Trust; or

              iii) Any failure by the Adviser to manage the Fund in full compliance with Subchapter M of the Code but only to the extent such failure was caused by the Adviser; or

              iv) Any failure by the Adviser to manage the Fund in full compliance with the diversification requirements of Section 817(h) of the Code, and the rules and regulations thereunder, as amended from time to time, but only to the extent such failure was caused by the Adviser; or

              v) Any material breach of any representation, warranty, covenant or agreement made by the Adviser under this Agreement;


Provided, however, that in no case is the Adviser's indemnity in favor of the Indemnified Parties to be deemed to protect such persons against any liability to which any such persons would otherwise be subject by reason of such person's wilful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

         (b) The Manager shall indemnify and hold harmless the Adviser, and each trustee,director, manager, officer, employee or agent of the Adviser, and each person, if any, who controls the Adviser within the meaning of Section 15 of the Securities Act (collectively, the "Indemnified Parties" for purposes of this Section 16(b)) against any and all losses, claims,


                                       9

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damages, liabilities or expenses (including reasonable attorneys' fees and amounts paid in settlement with the written consent of the Adviser) to which the Indemnified Parties may become subject under any statute, regulation, at common law or otherwise, insofar as such losses, claims, damages, liabilities or expenses arise out of or are based upon:

              i) Any wilful misconduct, bad faith, or gross negligence by the Manager in the performance of its obligations or services under this Agreement, or the Manager's reckless disregard of its obligations or services under this Agreement; or

              ii) Any material breach of any representation, warranty, covenant or agreement made by the Manager under this Agreement;


Provided, however, that in no case is the Manager's indemnity in favor of the Indemnified Parties to be deemed to protect such persons against any liability to which any such persons would otherwise be subject by reason of such person's wilful misconduct, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement.

17.      TERM AND TERMINATION.

         (a) This Agreement shall take effect as of the date hereof, and shall continue in effect for a period of more than two years from the date of its execution only so long as such continuance is specifically approved at least annually by the Trustees; provided, however, that in addition to the foregoing, this Agreement shall not take effect or be renewed or performed unless the terms of this Agreement and any renewal of this Agreement have been approved by the vote of a majority of Trustees who are not parties to this Agreement or "interested persons" (as defined in Section 2(a)(19) of the 1940 Act) of any such party, cast in person at a meeting called for the purpose of voting on such approval. The Adviser shall be without the protection accorded by shareholder approval of an investment adviser's receipt of compensation under Section 36(b) of the Act.

         (b) This Agreement may be terminated at any time, without payment of any penalty, by the Manager with the approval of the Trustees immediately upon written notice to the Adviser or, in the Manager's sole discretion, on not more than 60-days' written notice to the Adviser.

         (c) This Agreement may be terminated at any time, without payment of any penalty, by the Adviser upon 60-days' written notice to the Manager.


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         (d)     The Agreement shall terminate automatically in the event of its "assignment" (as defined in Section 2(a)(4) of the 1940 Act) or the termination of the Management Agreement.

18.      CONFIDENTIAL TREATMENT.

         (a) The parties acknowledge that during the course of this Agreement each party may make confidential data available to the other party or may otherwise learn of trade secret or confidential information of the other party (collectively, hereinafter "Confidential Data"). Confidential Data includes all information not generally known or used by others and which gives, or may give, a party an advantage over its competitors or which could cause injury, embarrassment, or loss of reputation or goodwill if disclosed. Such information includes, but is not necessarily limited to, data which identify or concern past, current or potential customers, information about business practices, financial results, research, development, systems and plans; and/or certain information and material identified by a party as "Confidential"; and/or data one party furnishes to the other party from its database or third party vendors; and/or data received from one party and enhanced by the other party. Confidential Data may be written, oral, recorded, or on tapes, disks or other electronic media. Because of the sensitive nature of the information that the parties and their respective personnel may become aware of as a result of this Agreement, the intent of the parties is that these provisions be interpreted as broadly as possible to protect Confidential Data.


         (b) Each party acknowledges that all Confidential Data furnished by the other party is considered proprietary and is a matter of strict confidentiality. Each party also acknowledges that the unauthorized use or disclosure of any Confidential Data will cause irreparable harm to the other party. Accordingly, each party agrees that the other party shall be entitled to seek equitable relief, including injunction, without the necessity of posting a bond, and specific performance, in addition to all other remedies available at law or in equity for any threatened or actual breach of this Agreement or for any threatened or actual unauthorized use or disclosure of Confidential Data.


         (c) Each party agrees that it will employ the same security measures to protect and safeguard Confidential Data received from the other party that it would apply to protect and safeguard its own comparable confidential information (but in no event less than a reasonable degree of care in handling Confidential Data). Without limiting the generality of the foregoing, each party further agrees that it will not distribute, disclose, or convey to third parties any Confidential Data, except as specifically permitted in this Agreement.


         (d) Each party further agrees that: i) only its employees with a need to know shall be granted access to Confidential Data and only after they have been informed of the confidential nature of the Confidential Data; ii) Confidential Data shall not be distributed, disclosed or conveyed to any consultant or subcontractor retained by it except when such consultant or subcontractor has agreed in writing to be bound by the terms of a confidentiality agreement containing terms substantially similar to those of this Section 18; iii) no copies or reproductions shall be made of any Confidential Data of the other party except to effectuate the purpose of this Agreement or with the written consent of the other party; and iv) it shall not make use of any Confidential Data for its own benefit or for the benefit of any third party.


         (e) Each party further agrees that, should third parties request the party to submit Confidential Data of the other party to them pursuant to subpoena, summons, search warrant or other lawful process, it will give notice to the other party upon receipt of such request by forwarding such notice via overnight courier to the other party no later than five (5) days after receipt by the receiving party.


         (f) Each party agrees that all Confidential Data received from the other party shall at all times remain the sole property of the other party and, if in tangible form such as (by way of example and not limitation), in writing or on tape, disk, or other electronic media, and all copies, shall be returned to the other party immediately upon termination of the business relationship between the parties or upon demand at any other time. Except as otherwise provided by this Agreement, no rights or licenses, express or implied, are granted by one party to the other under any patents, copyrights, trade secrets, or other proprietary rights as a result of, or related to, this Agreement.


         (g) The obligations set forth in paragraphs (a) through (f) above shall not apply to: (i) any disclosure specifically authorized in writing by the parties or (ii) Confidential Data which meets one or more of the following criteria: (1) has become well known in the trade, (2) was disclosed to either party by a third party not under an obligation of confidentiality to the other party, (3) was independently developed by the party not otherwise in violation or breach of this Agreement or any other obligation of the party to the other party, or (4) was rightfully known to the party prior to entering into this Agreement.


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

19. NOTICE. Any notice, instruction or other communication required or contemplated by this Agreement shall be in writing. All such communications shall be addressed to the recipient at the address set forth below, provided that either party may, by notice, designate a different address for such party.


         If to Manager:


                  Jeanette J. Donahue


                  Chief Operations Officer


                  LSA Asset Management LLC


                  3100 Sanders Road, Suite M2A


                  Northbrook, IL  60062


         With a copy to:


                  Bruce A. Teichner


                  Assistant General Counsel


                  LSA Asset Management LLC


                  3100 Sanders Road, Suite J5B


                  Northbrook, IL  60062


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         If to the Adviser:





                  Timothy D. Yang


                  Staff Attorney


                  A I M Capital Management, Inc.


                  11 Greenway Plaza, Suite 100


                  Houston, TX  77046


                  cc:  General Counsel


20.      Miscellaneous.

         (a) Any amendments to this Agreement will be in writing and signed by the parties hereto.

         (b) This Agreement shall be governed by, and construed in accordance with, the laws of the state of Delaware, provided that nothing herein shall be construed in a manner inconsistent with the Advisers Act, or rules or regulations thereunder.

         (c) If any provisions of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby, and to this extent the provisions of this Agreement shall be deemed to be severable. To the extent that any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise with regard to any party hereunder, such provisions with respect to such other party hereto shall not be affected thereby.

         (d) This Agreement may be executed in one or more counterparts, each of which shall be deemed an original.

                                *      *      *

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be signed on its behalf by its duly authorized officer as of the date first written above.


                                  The Manager:


                                  LSA ASSET MANAGEMENT LLC

                                  By:
                                         -----------------------------------

                                  Name:          John R. Hunter
                                         -----------------------------------

                                  Title:         President
                                         -----------------------------------




                                  The Adviser:


                                  A I M Capital Management, Inc.

                                  By:
                                         -----------------------------------

                                  Name:
                                         -----------------------------------

                                  Title:
                                         -----------------------------------


                                       15